Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the following Registration Statements of Wisconsin Energy Corporation of our report dated January 24, 2000 on the consolidated financial statements of WICOR, Inc. and subsidiaries included in the Annual Report on Form 10-K of WICOR, Inc. for the year ended December 31, 1999:

    1.    Registration Statement on Form S-3 (Registration No.
          333-34854) - Stock Plus Investment Plan.

    2.    Registration Statement on Form S-8 (Registration No.
          333-86467) - Employee Retirement Savings Plan.

    3.    Registration Statement on Form S-8 (Registration No.
          33-65225) - 1993 Omnibus Stock Incentive Plan.

    4.    Registration Statement on Form S-3 (Registration No.
          333-73137) - Trust Preferred Securities.





/s/Arthur Andersen LLP
-------------------------------------
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 24, 2000